UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2011, we entered into an at-the-market issuance sales agreement, or sales agreement, with McNicoll, Lewis & Vlak LLC, or MLV, pursuant to which we may issue and sell shares of our common stock having an aggregate offering price of up to $15.0 million from time to time through MLV as our sales agent. The issuance and sale of these shares by us under the sales agreement, if any, is subject to the effectiveness of our shelf registration statement on Form S-3 (File No. 333-163116), initially filed with the Securities and Exchange Commission on November 13, 2009. We make no assurance as to the continued effectiveness of our shelf registration statement.

Sales of our common stock through MLV, if any, will be made on The NASDAQ Global Market by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by us and MLV. Subject to the terms and conditions of the sales agreement, MLV will use commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). We are not obligated to make any sales of common stock under the sales agreement and may terminate the sales agreement at any time on 10 days notice. We will pay MLV an aggregate commission rate of 3.0% of the gross proceeds of the sales price per share of any common stock sold through MLV under the sales agreement. We have also provided MLV with customary indemnification rights. We have also engaged Ladenburg, Thalmann & Co. (“Ladenburg”) to act as a financial advisor in connection with the offering contemplated by the sales agreement and agreed to pay Ladenburg a fee of 0.5% of the gross proceeds of any “at-the-market” equity offering consummated in connection therewith payable upon the closing of each such “at-the-market” equity offering.

The foregoing description of the sales agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the sales agreement into our above-referenced shelf registration statement on Form S-3.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

5.1	Opinion of Cooley LLP.

10.1	At-The-Market Issuance Sales Agreement, dated May 5, 2011, by and between MediciNova, Inc. and McNicoll, Lewis & Vlak LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

By:	/s/ Michael Coffee
Michael Coffee Chief Business Officer and Interim Chief Financial Officer

Date: May 6, 2011

EXHIBIT INDEX

Number	Description

5.1	Opinion of Cooley LLP.

10.1	At-The-Market Issuance Sales Agreement, dated May 5, 2011, by and between MediciNova, Inc. and McNicoll, Lewis & Vlak LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).